SUBORDINATED SECURITY AGREEMENT

THIS SUBORDINATED SECURITY AGREEMENT (“Subordinated Security Agreement”) is made this 15th day of April, 2011, under the laws of the State of Utah, between HEATWURXAQ, INC, a corporation formed under the laws of the State of Delaware (the “Company”) whose legal address is 136 Heber Avenue, Suite 304, Park City, Utah 84060, and RICHARD GILES, whose legal address is 6300 Sagewood Drive, Park City, Utah 84098 (the “Secured Party”).

Recitals:

A.

This Subordinated Security Agreement is being executed and delivered pursuant to the Asset Purchase Agreement dated as of April 15, 2011 between the Company and the Secured Party (the “Purchase Agreement”).  As of the date hereof, the Company has issued and delivered to the Secured Party pursuant to the Purchase Agreement a senior subordinated promissory note in the principal amount of $1,000,000 (the “Subordinated Note”).

B.

In accordance with the Purchase Agreement and the Subordinated Note, payment of all sums due from the Company to the Secured Party under the Subordinated Note shall be secured by a subordinated security interest in all of the Company’s rights, title and interest in all of the collateral listed, described or otherwise identified on Exhibit A attached hereto (the “Collateral”).

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1.

Grant of Security Interest.  To secure the payment of all amounts due from the Company to the Secured Party pursuant to the Subordinated Note, the Company hereby grants and conveys to the Secured Party a continuing security interest in;

(a)

the Collateral;

(b)

all proceeds and products, if any, of the Collateral; and

(c)

all increases, substitutions, replacements, additions, and accessions thereto.

2.

Security for Obligations.  The Collateral secures the prompt and complete payment when due of all indebtedness and other obligations of the Company under the Subordinated Note (including the outstanding principal of and interest on the Subordinated Note), whether individual or collective, joint or several, direct or indirect, absolute or contingent, contractual or tortious, arising by operation of law or otherwise, now existing or hereafter arising, including principal, interest, fees, expenses, costs and expenses of enforcement, and attorneys’ fees and expenses, whether incurred by the Company as principal, surety, endorser, guarantor, accommodation party or otherwise, including any future advances, whether obligatory or voluntary under, or refinancings, renewals or extensions of or substitutions for, any existing or future debt, and any and all costs, expenses and liabilities which may be made or incurred by Secured Party in any way in connection with the Subordinated Note or any collateral security therefor (collectively, the “Obligations”).

3.

Warranties.  The Company warrants, covenants and agrees as follows:

(a)

To pay and perform all of the Obligations secured by this Agreement according to their terms.

(b)

To defend the title to the Collateral against all persons and against all claims and demands whatsoever, which Collateral, except for the security interest granted hereby, is lawfully owed by the Company and is now free and clear of any and all liens, security interests, claims, charges, encumbrances, taxes and assessments, except the Senior Security Agreement (as defined in Section 9 below).

(c)

Upon demand by the Secured Party to furnish further assurances of title, execute any written agreement or do any other act necessary to effectuate the purposes and provisions of this Agreement.

(d)

At its own expense to keep the Collateral free and clear of all liens, charges, encumbrances, taxes and assessments (except the Senior Security Agreement).

(e)

At its own expense, to pay, when due, all taxes, assessments, judgments, charges and fees relating to the Collateral.

(f)

The Company has the right and power, and is duly authorized to enter into this Subordinated Security Agreement and the execution of this Subordinated Security Agreement does not constitute a breach of any provision of any other agreement or any other instrument to which the Company is a party.

4.

Default.  The occurrence of a default or Event of Default, as defined in the Subordinated Note, shall constitute a “Default” under this Subordinated Security Agreement.

5.

Remedies.  Upon any Default of the Company and at the option of the Secured Party, the Subordinated Note shall become due and payable in full without any further notice or demand (except as provided in the Subordinated Note), and the Secured Party shall have all the rights, remedies and privileges, with respect to repossession, retention, sale of the Collateral and disposition of the proceeds as are accorded by the applicable sections of the Uniform Commercial Code as in effect in the State of Utah respecting such Default as well as all the rights, remedies and privileges set forth in this Subordinated Security Agreement.  Notwithstanding the foregoing, the Secured Party shall not have the right to exercise any of the remedies provided for in this Section 5 unless and until the Senior Notes have been paid in full.

6.

Ordinary Course.  So long as the Company is not in default under this Subordinated Security Agreement, this Subordinated Security Agreement shall not prohibit the Company from using the Collateral in the ordinary course of its business, and selling or otherwise disposing in the ordinary course of its business of that portion of the Collateral that consists of, or becomes part of, goods, products or equipment that constitute inventory, free and clear of the security interest created by this Subordinated Security Agreement.

7.

Information.  The Company shall permit the Secured Party, upon reasonable notice and request, to have access to and to inspect and make copies of all documents pertaining to the Collateral.

8.

Perfection of Security Interest.  The Secured Party is authorized to file a Financing Statement perfecting the security interest granted by the Company pursuant to this Subordinated Security Agreement.

9.

Senior Notes and Senior Security Agreement.  Concurrently with the issuance of the Subordinated Note, the Company is issuing and delivering Senior Secured Notes dated as of April 15, 2011 in the aggregate principal amount of $1,500,000 (the “Senior Notes”) pursuant to the Series A Preferred Stock Purchase Agreement and Senior Secured Notes Purchase Agreement dated April 15, 2011 between the Company and the purchasers of such Senior Notes.  The Senior Notes are secured by a first priority security interest in all of the Collateral pursuant to that certain Senior Security Agreement between the Company and the purchasers of the Senior Notes dated as of April 15, 2011 (the “Senior Security Agreement”).  Any and all obligations and liabilities of the Company under the Subordinated Note, including, without limit, principal and interest payments, whether direct or indirect, absolute or contingent, joint or several, secured or unsecured, due or to become due, now existing or later arising and whatever the amount and however evidenced, are subordinated in right of payment to any and all obligations and liabilities of the Company to the holders of the Senior Notes including, without limit, principal and interest payments, whether direct or indirect, absolute or contingent, joint or several, secured or unsecured, due or to become due, now existing or later arising and however evidenced, together with all other sums due thereon and all costs of collecting the same (including, without limit, reasonable attorney fees) for which the Company is liable.  Notwithstanding anything to the contrary in the Subordinated Note or this Subordinated Security Agreement, the Company may make regularly scheduled payments (but not prepayments, whether voluntary, by acceleration or otherwise) of interest and principal which may come due under the Subordinated Note as and when the same become due and payable in accordance with the terms thereof; provided, however, that the Company may not make any such payments (i) if after giving effect to any such payment, a default or event of default shall have occurred and be continuing under any of the documents evidencing, securing or supporting the Senior Notes, or (ii) after a default or an event of default exists or has occurred under any of the Senior Notes, in which case, all payments on the Senior Notes must be suspended until such time (if ever) as the defaults or events of default under the Senior Notes have been cured and/or the Senior Notes have been paid in full.

10.

Release.  At such time as the Company shall fully satisfy its obligation to the Secured Party under the Subordinated Note, the Secured Party shall promptly execute and deliver to the Company any and all documents which are necessary to terminate, release and discharge the Secured Party’s rights hereunder, and any other security interest given in connection herewith.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

            COMPANY:

HEATWURXAQ, INC.

By: /s/ Larry Griffin

Title: CFO, President

SECURED PARTY:

/s/ Richard Giles

Richard Giles

 EXHIBIT A

Collateral

1.

Personal Property and Equipment.  The items of personal property and equipment listed or otherwise identified on Attachment A to this Exhibit B.

2.

Customer Contracts.  Any and all contracts, agreements, rights and understandings with customers, clients and or similar persons listed on Attachment B to this Exhibit B (whether or not services currently are being provided by Seller to such persons), together with all documents and records related thereto (the “Customer Contracts”).

3.

Other Contracts.  The contracts, agreements, rights and understandings listed, described or otherwise specifically referred to on Attachment C to this Exhibit B, together with all documents and records related thereto (the “Other Contracts”).

4.

Seller Intellectual Property Rights.  Any and all rights, title and interest of Seller in, to and under Intellectual Property Rights listed, described or otherwise specifically referred to on Attachment D to this Exhibit B, together with all documents and records related thereto, including domain names and web/internet sites and addresses.

5.

Customer Accounts Receivable.  Any and all billed accounts receivable and/or unbilled services related to the Customer Contracts (the “Customer Accounts Receivable”).

6.

Seller’s Name.  All rights, title and interest of Seller in and to the name “Heatwurx”, and any and all other names used in connection with the Business.

7.

Additional Items.  The other assets, properties, rights and interests that are listed or described on Attachment E to this Exhibit B, together with all documents and records related thereto (the “Additional Items”).

ATTACHMENT A TO EXHIBIT B

None.

ATTACHMENT B TO EXHIBIT B

1.

Pending distribution agreement with Wheeler Machinery in Salt Lake City, Utah.

2.

All aspects of a developing relationship with Caterpillar, Inc.

ATTACHMENT C TO EXHIBIT B

1.

Pending manufacturing agreement with Bowman Kemp in Ogden, Utah;

2.

Pending manufacturing or licensing agreement with Caterpillar and subsidiaries

ATTACHMENT D TO EXHIBIT B

1.

Heatwurx trademark.

2.

"Heatwurx" and all related tradenames.

3.

heatwurx.com website and all related IP addresses.

4.

HWX 30 product name, description and marketing collateral and all related parts, add-ons and all manufacturing drawings, descriptions and know how.

5.

HWX AP40 product name, description and marketing collateral and all related parts, add-ons and all manufacturing drawings, descriptions and know how.

6.

HWX 115 product name, description and marketing collateral and all related parts, add-ons and all manufacturing drawings, descriptions and know how.

7.

Heatwurx Rehab oil product name, descriptions and marketing collateral and all related know how.

8.

Any derivatives of 4-7 above.

9.

Provisional patent application made June 24, 2010 for "Asphalt Repair System and Method"  as filed by Clayton, Howarth & Cannon, attorney docket number T12183.PROV.

10.

Non-provisional patent application made December 31, 2009 (as priority to filing made January 2, 2009) for "Infrared Heating System and Method for Heating Surfaces"  as filed by Clayton, Howarth & Cannon, attorney docket number T11872.

11.

All corresponding rights, remedies and continuing ability to assert further claims to 9-10 above.

12.

All artwork, photos, videos and related collateral material relating to the Heatwurx brand, product and process, including the right to use the likeness of Mr. Giles (without royalty) as currently contained in that material.

ATTACHMENT E TO EXHIBIT B

1.

ASHTO TIG Nomination.

2.

Relationship with UDOT.

3.

Relationship with TXDOT.

4.

Relationship with Federal Highways, including Highways for Life program.

5.

National Parks relationship.

6.

All business opportunities that arise from the above.